Exhibit 99.1

NEWS RELEASE

MVB Announces Plan to Conduct Rights Offering in First Quarter 2017

FAIRMONT, W.Va. (February 10, 2017) – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) (“MVB” or the “Company”), announced today that it intends to conduct a rights offering (the “Rights Offering”) to issue shares of MVB common stock for a total value of approximately $5,000,000.

Pursuant to the Rights Offering, MVB will distribute non-transferable subscription rights (“Rights”) entitling the holder to subscribe for their pro rata share of common stock at a price of $11.50 per share. No fractional Rights will be distributed and no fractional shares of common stock will be issued. MVB currently plans to fix a record date for the Rights Offering and to thereafter distribute Rights to holders of common stock as of the record date and to consummate the Rights Offering in the first quarter of 2017. The purchase price per share for shares of common stock in the Rights Offering is the same price paid by certain institutional investors who purchased shares of common stock in the previously announced $22 million private placement that closed on December 6, 2016 (the “Private Placement”).

Rights holders who fully exercise their Rights will be entitled to subscribe for additional shares of common stock not purchased by other Rights holders through their basic subscription privilege, subject to proration. The Company intends to file with the Securities and Exchange Commission (“SEC”) a prospectus supplement to the Company’s existing shelf registration statement on Form S-3 in order to effect the issuance of shares of common stock in the Rights Offering.

The Company also intends to permit Larry F. Mazza, the Company’s Chief Executive Officer and a director, to participate in the rights offering in an amount that would result in an aggregate purchase by Mazza of up to $1,150,000 of common stock through his participation in the Rights Offering, with the participation of all other existing stockholders in the remaining amount that will be eligible for purchase in the Rights Offering. This ownership participation by Mazza is in accordance with his commitment made in the summer of 2016, to certain institutional investors to make such an investment following the Company’s Private Placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus supplement, copies of which will be mailed to all eligible record date shareholders and can be accessed through the SEC’s website at www.sec.gov.

About MVB Financial Corp.

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiaries, MVB Bank, Inc., MVB Mortgage and MVB Insurance, the company provides community banking, mortgage banking, insurance and wealth management services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.
For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing materially from those projected in the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “currently,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. Important factors that could limit our ability to complete the Rights Offering on the terms as described, or otherwise cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from any acquisitions may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which the Company operates and integration factors;   (xii) diversion of management time on acquisition or diversified growth issues; and (xiii) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.